Exhibit 10.1

AMENDMENT NO. 2 TO THE LICENSE, DEVELOPMENT, AND COMMERCIALIZATION AGREEMENT

THIS AMENDMENT NO. 2 (“Amendment No. 2”) is entered into this 6th day of January, 2012 (“Amendment Effective Date”) and amends the License, Development and Commercialization Agreement dated November 7, 2005, by and between THERAVANCE INC., a Delaware corporation having its principal office at 901 Gateway Boulevard, South San Francisco, California 94080, U.S.A. (“THERAVANCE”) and ASTELLAS PHARMA INC., a Japanese corporation having its principal office at 3-11, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 130-8411, Japan (“ASTELLAS”), as previously amended July 18, 2006 (the “Agreement”). Unless otherwise specifically stated herein, capitalized terms used herein and not defined shall have the same meaning set forth in the Agreement.  References to “Sections” and “Exhibits” herein shall mean the corresponding sections and exhibits set forth in the Agreement.

WHEREAS, ASTELLAS has notified THERAVANCE that ASTELLAS intends to terminate the Agreement under Section 14.03(ii) and Section 14.03(v); and

WHEREAS, the Parties have agreed to work together in transition of the Agreement in contemplation of such termination by ASTELLAS, in accordance with the Agreement as amended herein.

NOW THEREFORE, the Parties agree as follows:

1.                                       Section 1.23 is hereby amended and restated to read as follows:

“Cost Of Goods Sold” means as applicable, either (a) the amounts paid to Third Party manufacturers for the manufacture and supply of Licensed Product to be sold hereunder or (b) the sum of the following costs to the extent directly related to Licensed Product to be sold hereunder: the cost of direct materials, direct labor, licensing costs (not including payments made pursuant to the Janssen Agreement) and manufacturing overhead related to the facility in which the Products are produced. Third Party manufacturers referred to in subsection (a) above includes THERAVANCE to the extent ASTELLAS purchased the goods from THERAVANCE. The Cost of Goods Sold shall exclude the following: corporate overhead and any allocable costs not generated in the manufacturing facility. The Cost of Goods Sold shall be calculated in a manner consistent with United States GAAP consistently applied and as generally used by the applicable Party.

2.                                       Section 15.01(a) is hereby amended as follows:

(a)                                  Section 15.01(a)(iii) is amended and restated as follows:

(iii)                               promptly after THERAVANCE’S request (which shall be made no later than March 31, 2012), deliver to THERAVANCE at the location specified by THERAVANCE any and all quantities of API Compound, Licensed Product and raw materials in its possession, power, custody or control subject always to ASTELLAS’ right to dispose of Licensed Product which is the subject of pre-termination date orders. In addition, upon THERAVANCE’s request (which shall be made no later than March 31, 2012), ASTELLAS shall use Diligent Efforts to release and transfer to THERAVANCE the unreleased Licensed Product batches manufactured by Ben Venue Laboratories (“BVL”) that are identified on the four purchase orders set forth on Attachment 1 hereto (“Unreleased Licensed Product”).  Two batches of the Unreleased Licensed Product are packaged with ASTELLAS labeling, and the other two batches are not packaged.  THERAVANCE shall ensure that neither of the two unpackaged batches will be packaged with ASTELLAS labeling, provided, however, that in the event that a packaged batch fails to be released by both BVL and ASTELLAS, THERAVANCE (at its own cost) shall be permitted to package one of the unpackaged batches with ASTELLAS labeling (according to ASTELLAS-provided labeling and packaging standards) so long as that unpackaged batch has been released by BVL and ASTELLAS.  Further, notwithstanding anything to the contrary in the Agreement, THERAVANCE acknowledges and agrees that: (a) the Unreleased Licensed Product is currently on a quality hold issued by BVL; (b) the Unreleased Licensed Product has not been released by BVL or ASTELLAS; (c) ASTELLAS makes no representations or warranties that the Unreleased Licensed Product will ever be released by BVL or by ASTELLAS (even if released by BVL); (d) any determination by ASTELLAS regarding release of the Unreleased Licensed Product to THERAVANCE shall be made in accordance with ASTELLAS’ customary procedures and policies; and (e) if the Unreleased Licensed Product is not released by both BVL and ASTELLAS by December 31, 2012, ASTELLAS’ obligation to transfer Unreleased Licensed Product shall terminate.    THERAVANCE shall be obligated to take delivery of and purchase any quantities of Unreleased Licensed Product that it requests ASTELLAS to release hereunder, provided, however, that such Unreleased Licensed Product is first released by both BVL and Astellas.  THERAVANCE shall pay for the API Compound, Licensed Product and raw materials transferred to it hereunder in an amount equal to ASTELLAS’ Cost of Goods Sold for such quantities.

(b)                                 Section 15.01(a)(viii) is deleted in its entirety.

3.                                       Notwithstanding the contemplated termination of the Agreement, ASTELLAS agrees to continue to perform the following activities on THERAVANCE’s behalf until such activities can be transitioned to THERAVANCE or THERAVANCE’s designee, but in any event no later than March 31, 2012:

(i)    Perform those activities that are the responsibility of ASTELLAS under the Parties’ “Safety Data Exchange Agreement Pertaining to Telavancin” dated October 1, 2008 (“SDEA”), upon completion of which activities by ASTELLAS, and in any event no later than March 31, 2012, the SDEA shall terminate;

(ii)                                  Respond to medical information inquiries with respect to Licensed Product that may be received by ASTELLAS’ Medical Information Department;

(iii)                               Manage the Risk Evaluation and Mitigation Strategies (“REMS”) program identified in the NDA for Licensed Product;

(iv)                              Manage the Pregnancy Registry identified in the NDA for Licensed Product; and

(v) sell Licensed Product in the U.S. solely in response to unsolicited purchase requests by prescribers who have demonstrated a critical medical need for a specific patient(s) (“Medically Necessary Supply Program”).

For clarity, except with respect to Licensed Product supply under the Medically Necessary Supply Program, marketing and sale of Licensed Product by ASTELLAS shall cease as of the Amendment Effective Date.

The terms and conditions of the Agreement shall apply to ASTELLAS’ conduct of the activities described in this Paragraph 3 as though the Agreement were in full force and effect.

4.                                       THERAVANCE shall not encourage the sale of, or attempt to sell, Licensed Product under any ASTELLAS discount or rebate agreement that may be in effect on or after the Amendment Effective Date.

5.                                       With respect to Licensed Product transferred to THERAVANCE hereunder that bears ASTELLAS’ labeling and ASTELLAS NDC numbers (“ASTELLAS-Labeled Licensed Product”), ASTELLAS shall be liable for governmental rebate and chargeback claims associated with ASTELLAS-Labeled Licensed Product that are received on or before June 30, 2012.  Thereafter, THERAVANCE shall be liable for all governmental rebate and chargeback claims associated with ASTELLAS-Labeled Licensed Product.  ASTELLAS shall promptly forward to THERAVANCE any invoices for such ASTELLAS-Labeled Licensed Product rebate and chargeback claims that are THERAVANCE’s financial responsibility.

6.                                       Upon the Parties’ execution of this Amendment, ASTELLAS shall execute and send to THERAVANCE the termination letter attached hereto as Attachment 2.

7.                                       The Parties shall prepare and issue a joint press release to announce the termination of the Agreement.

In all other respects, the terms and conditions of the Agreement, and the rights and obligations of the Parties, shall remain unchanged.

IN WITNESS WHEREOF, THERAVANCE and ASTELLAS have executed this Amendment No. 2 by their duly authorized representatives as of the Amendment Effective Date.

THERAVANCE, INC.	ASTELLAS PHARMA INC.

By:	By:

Name:	Name:

Title:	Title:

Attachment 1

Purchase Orders

Attachment 2

Termination Notice Letter

[ASTELLAS Letterhead]

By E-Mail and Overnight Courier

January 6, 2012

Leonard Blum

Senior Vice President, Commercial Development

Theravance, Inc.

901 Gateway Boulevard

South San Francisco, CA 94080

Re:

License, Development and Commercialization Agreement Dated November 7, 2005 by and between Theravance, Inc. (“THERAVANCE”) and Astellas Pharma Inc. (“ASTELLAS”), as amended July 18, 2006 and January 6, 2012 (the “Agreement”)

Dear Mr. Blum:

This letter is in reference to the Agreement.

As contemplated by our recent discussions, pursuant to this letter ASTELLAS hereby terminates the Agreement under Section 14.03(ii) and Section 14.03(v) therein.

Very truly yours,

ASTELLAS PHARMA INC.

By:

Name:

Title: